Exhibit 10.1
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                     Amendment to Stock Purchase Agreement

         This Amendment to Stock Purchase Agreement ("Amendment") is dated as of this 20th day of June, 2002, and amends that certain Stock Purchase Agreement (the "Original Agreement") dated as of May 29, 2001, by and between Network Investors, Inc., renamed Category 5 Technologies, Inc. (the "Company"), ePenzio, Inc. and the shareholders of ePenzio, Inc. (collectively, the "Parties").

                                    Recitals

         Whereas, the Parties entered into the Original Agreement to provide for the acquisition of ePenzio by the Company;

         Whereas, the parties desire to clarify certain tax and purchase price provisions in the Original Agreement;

         Whereas, the Parties desire to set forth such clarifications herein;

                                    Agreement

         Now therefore, the Parties agree as follows:

         1. The Company shall be responsible for, and shall pay, the income tax associated with $5,007,005 of ePenzio receivables the Company recorded on the Company's balance sheet and income statement in connection with its acquisition of the ePenzio, and $1,200,000 associated with the conversion by ePenzio from the cash to accrual method of accounting at the time of the acquisition, which is estimated to be approximately $1,100,000.

         2. The Shareholders shall, upon the execution hereof, return to the Company, as a purchase price adjustment, an aggregate of 1 million shares, as set forth below:

                           Paul Anderson             500,000 shares
                           Brad Crawford             500,000 shares

         3. All other terms of the Original Agreement shall remain in full force and effect.

         4. The Parties each agree to not take any position on their tax returns inconsistent with the foregoing.

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         5.   This Amendment shall be governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                              Category 5 Technologies, Inc.
                                              a Nevada corporation


                                              By:
                                              ----------------------------------
                                              Its:
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                                              Shareholders:


                                              __________________________________
                                              Paul Anderson

                                              __________________________________
                                              Brad Crawford


                                              ePenzio, Inc.
                                              a Utah corporation


                                              By:
                                              ----------------------------------
                                              Its:
                                              ----------------------------------





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